EXHIBIT 10.44
Cing2587.A.003
This Amendment cing2587.A.003, effective as of March 1, 2008 (“Effective Date”), between StarTek USA, Inc. (“StarTek”), a Delaware corporation, and AT&T Mobility LLC, (“AT&T Mobility”) a Delaware limited liability company, on behalf of itself and its Affiliates, amends the statement of work described below.
RECITALS
WHEREAS, AT&T Wireless and StarTek entered into a Provider Master Service Agreement on January 1, 2002 (the “MSA”);
WHEREAS AT&T Wireless and StarTek executed Amendment No. 001 dated April 1, 2004 to the MSA incorporating a Statement of Work (“SOW”) to provide services to AT&T Wireless;
WHEREAS AT&T Wireless Services, Inc. assigned its rights and delegated its duties under the MSA and all statements of work thereunder to AT&T Mobility;
WHEREAS AT&T Mobility and StarTek desire to amend the term of the of the SOW;
NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual covenants contained herein, the parties agree to amend the SOW as follows:
1.	Section IV. “Term” of the SOW is hereby deleted in its entirety and it is replaced by the following:

“IV. ‘Term’ This SOW shall begin on April 1, 2004 (“Effective Date”) and end on March 31, 2008.”

2.	Except as amended by this Amendment, the SOW is not otherwise modified, revoked or superseded and remain in full force and effect.
IN WITNESS WHEREOF, the parties execute this Amendment as of the effective date.

AT&T Mobility LLC by its authorized	StarTek USA, Inc.
Representative AT&T Services, Inc.

By: /s/ Cynthia Barnett	By: /s/ A. L. Jones

Printed Name: Cynthia Barnett	Printed Name: A. L. Jones

Title: Director — Global Strategic Sourcing	Title: CEO

Date: 2/28/2008	Date: 2/28/2008
Proprietary Information
The information contained in this Agreement is not for use or disclosure outside AT&T Mobility, StarTek, their affiliated companies and their third party representatives, except under written Agreement by the contracting Parties.